Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter and Full Year 2022 Results

Wakefield, MA—February 14, 2023—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the fourth quarter and the year ended December 31, 2022.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the first quarter of 2023 begins, we continue to believe that the current price of our common stock does not accurately reflect the value of our underlying real estate assets.  We will seek to increase shareholder value by (1) pursuing the sale of select properties where we believe that short to intermediate term valuation potential has been reached and (2) striving to lease vacant space.  We intend to use proceeds from property dispositions primarily for debt reduction.

We look forward to 2023 and beyond with anticipation and optimism.”

Financial Highlights

●	GAAP net loss was $2.9 million or $0.03 per basic and diluted share for the three months ended December 31, 2022 and GAAP net income was $1.1 million or $0.01 per basic and diluted share, for the year ended December 31, 2022.
●	Funds From Operations (FFO) was $10.5 million and $41.3 million, or $0.10 and $0.40 per basic and diluted share, for the three and twelve months ended December 31, 2022, respectively.
●	Adjusted Funds From Operations (AFFO) was a loss of $0.08 and $0.21 per basic and diluted share for the three and twelve months ended December 31, 2022, respectively.
●	During the three and twelve months ended December 31, 2022, we repaid approximately $27 million and $137 million of debt, respectively, including $110 million on September 6, 2022 as repayment in full of a former term loan.
●	Subsequent to quarter end, on February 10, 2023, we entered into an amendment to the credit agreement evidencing our $165 million term loan. On February 10, 2023, as part of the amendment to credit agreement, we repaid a $40 million portion of this term loan, so that $125 million remains outstanding. In addition, on or before April 1, 2024, we are required to repay an additional $25 million of the term loan. The amendment, among other items, extended the maturity date from January 31, 2024 to October 1, 2024, changed the interest rate from a number of basis points over LIBOR depending on our credit rating to 300 basis points over SOFR, and made certain changes to conditions and covenants.
●	Subsequent to quarter end, on February 10, 2023, we entered into an amendment to our revolving line of credit agreement. The amendment, among other items, extended the maturity date from January 12, 2024 to October 1, 2024, reduced availability from $237.5 million to $150 million, with further reductions to $125 million effective October 1, 2023 and to $100 million effective April 1, 2024, changed the interest rate from a number of basis points over SOFR depending on our credit rating to 300 basis points over SOFR, and made certain changes to conditions and covenants.

Leasing Highlights

●	During the year ended December 31, 2022, we leased approximately 435,000 square feet, including 275,000 square feet of new leases.

●	Our directly owned real estate portfolio of 21 owned properties, totaling approximately 6.2 million square feet, was approximately 75.6% leased as of December 31, 2022, compared to approximately 78.4% leased as of December 31, 2021. The decrease in the leased percentage is primarily a result of lease expirations during the year ended December 31, 2022 and property dispositions.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the year ended December 31, 2022 was $33.27, or 10.6% higher than average rents in the respective properties as applicable compared to the year ended December 31, 2021. The average lease term on leases signed during the year ended December 31, 2022 was 6.4 years compared to 7.7 years during the year ended December 31, 2021. Overall the portfolio weighted average rent per occupied square foot was $30.48 as of December 31, 2022 compared to $30.60 as of December 31, 2021.
●	Subsequent to quarter end, we are currently tracking approximately 500,000 square feet of new prospective tenants, including approximately 300,000 square feet of prospective tenants that have identified FSP assets on their respective short lists of potential locations.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential in a post-COVID-19 environment.

Investment Highlights

●	On December 28, 2022, FSP completed the sale of 909 Davis in Evanston, Illinois for approximately $27.8 million in gross proceeds and recorded a gain of approximately $3.9 million.
●	During 2022, we closed on dispositions that resulted in approximately $130.3 million total aggregate gross proceeds and we repaid approximately $137 million in debt.
●	We remain committed to selling select properties during 2023 and using proceeds primarily for debt reduction.
●	At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are suspending property disposition guidance.
●	We will continue to provide quarterly updates on any disposition activity.

Stock Repurchases

●	During the first quarter of 2022, we repurchased approximately 847,000 shares of our common stock for an aggregate purchase price of approximately $4.8 million. We did not repurchase any shares of our common stock during the remainder of 2022.
●	Subsequent to quarter end, on February 10, 2023, we disclosed in a Current Report on Form 8-K that our Board of Directors discontinued its previous authorization to repurchase up to $50 million of our common stock from time to time in the open market, privately negotiated transactions or other manners as permitted by federal securities laws. We intend to use proceeds from property dispositions primarily for debt reduction.

Dividends

●	On January 13, 2023, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended December 31, 2022 of $0.01 per share of common stock that will be paid on February 16, 2023 to stockholders of record on January 27, 2023.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2023 Net Income, FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income and FFO guidance, and we are also suspending property disposition guidance.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of December 31, 2022.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 15, 2023 at 11:00 a.m. (ET) to discuss the fourth quarter 2022 results. To access the call, please dial 1-844-200-6205 and use access code 758069. Internationally, the call may be accessed by dialing 1-929-526-1599 and using access code 758069. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our ability to lease space in the future, expectations for dispositions, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, inflation rates, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston,  and any delays in the timing of any such anticipated dispositions, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, which may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021

Revenue:
Rental	$40,745	$42,910	$163,739	$207,581
Related party revenue:
Management fees and interest income from loans	462	454	1,855	1,700
Other	4	8	21	77
Total revenue	41,211	43,372	165,615	209,358

Expenses:
Real estate operating expenses	14,273	15,217	52,820	60,881
Real estate taxes and insurance	7,907	6,600	34,620	41,061
Depreciation and amortization	14,804	16,165	63,808	78,544
General and administrative	2,888	4,041	13,885	15,898
Interest	5,668	5,691	22,808	32,273
Total expenses	45,540	47,714	187,941	228,657

Loss on extinguishment of debt	—	(498)	(78)	(901)
Impairment and loan loss reserve	(2,380)	—	(4,237)	—
Gain on sale of properties, net	3,862	83,876	27,939	113,134
Income (loss) before taxes and equity in income of non-consolidated REITs	(2,847)	79,036	1,298	92,934
Tax expense	37	464	204	638
Equity in income of non-consolidated REITs	—	—	—	421
Net income (loss)	$(2,884)	$78,572	$1,094	$92,717

Weighted average number of shares outstanding, basic and diluted	103,236	105,098	103,338	106,667

Net income (loss) per share, basic and diluted	$(0.03)	$0.75	$0.01	$0.87

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and par value amounts)	2022	2021
Assets:
Real estate assets:
Land	$126,645	$146,844
Buildings and improvements	1,388,869	1,457,209
Fixtures and equipment	11,151	11,404
	1,526,665	1,615,457
Less accumulated depreciation	423,417	424,487
Real estate assets, net	1,103,248	1,190,970
Acquired real estate leases, less accumulated amortization of $20,243 and $40,423, respectively	10,186	14,934
Cash, cash equivalents and restricted cash	6,632	40,751
Tenant rent receivables	2,201	1,954
Straight-line rent receivable	52,739	49,024
Prepaid expenses and other assets	6,676	4,031
Related party mortgage loan receivable, less allowance for credit loss of $4,237 and $0, respectively	19,763	24,000
Other assets: derivative asset	4,358	—
Office computers and furniture, net of accumulated depreciation of $1,115 and $1,198, respectively	154	198
Deferred leasing commissions, net of accumulated amortization of $19,043 and $21,099, respectively	35,709	38,311
Total assets	$1,241,666	$1,364,173

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$48,000	$—
Term loans payable, less unamortized financing costs of $250 and $714, respectively	164,750	274,286
Series A & Series B Senior Notes, less unamortized financing costs of $494 and $658, respectively	199,506	199,342
Accounts payable and accrued expenses	50,366	89,493
Accrued compensation	3,644	4,704
Tenant security deposits	5,710	6,219
Lease liability	759	1,159
Other liabilities: derivative liabilities	—	5,239
Acquired unfavorable real estate leases, less accumulated amortization of $574 and $2,285, respectively	195	528
Total liabilities	472,930	580,970

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,235,914 and 103,998,520 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,334,776	1,339,226
Accumulated other comprehensive income (loss)	4,358	(5,239)
Accumulated distributions in excess of accumulated earnings	(570,408)	(550,794)
Total stockholders’ equity	768,736	783,203
Total liabilities and stockholders’ equity	$1,241,666	$1,364,173

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	December 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income	$1,094	$92,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	65,697	81,041
Amortization of above and below market leases	(118)	(34)
Shares issued as compensation	394	338
Equity in income of non-consolidated REITs	—	(421)
Distributions from non-consolidated REITs	—	421
Loss on extinguishment of debt	78	901
Impairment and loan loss reserve	4,237	—
Gain on sale of properties, net	(27,939)	(113,134)
Changes in operating assets and liabilities:
Tenant rent receivables	(247)	5,702
Straight-line rents	(5,895)	(3,930)
Lease acquisition costs	(4,494)	(2,353)
Prepaid expenses and other assets	(1,805)	82
Accounts payable and accrued expenses	(5,983)	(11,096)
Accrued compensation	(1,060)	786
Tenant security deposits	(509)	(2,458)
Payment of deferred leasing commissions	(8,216)	(12,200)
Net cash provided by operating activities	15,234	36,362
Cash flows from investing activities:
Property improvements, fixtures and equipment	(54,910)	(64,833)
Investment in related party mortgage loan receivable	—	(3,000)
Proceeds received from sales of properties	128,949	573,307
Net cash provided by investing activities	74,039	505,474
Cash flows from financing activities:
Distributions to stockholders	(53,988)	(38,491)
Stock repurchases	(4,843)	(18,244)
Borrowings under bank note payable	90,000	91,500
Repayments of bank note payable	(42,000)	(95,000)
Repayments of Term Loans	(110,000)	(445,000)
Deferred financing costs	(2,561)	—
Net cash used in financing activities	(123,392)	(505,235)
Net increase (decrease) in cash, cash equivalents and restricted cash	(34,119)	36,601
Cash, cash equivalents and restricted cash, beginning of year	40,751	4,150
Cash, cash equivalents and restricted cash, end of period	$6,632	$40,751

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2023	398,204	6.4%
2024	862,393	13.8%
2025	429,146	6.9%
2026	612,913	9.8%
2027	307,689	4.9%
Thereafter (2)	3,629,185	58.2%
	6,239,530	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,523,988 square feet of vacancies at our operating properties as of December 31, 2022.

(dollars & square feet in 000's)	As of December 31, 2022
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$461,804	41.9%	2,146	34.4%
Texas	9	332,441	30.1%	2,423	38.8%
Georgia	1	53,370	4.8%	160	2.6%
Minnesota	3	122,016	11.1%	758	12.2%
Virginia	1	32,318	2.9%	298	4.8%
Florida	1	70,933	6.4%	213	3.4%
Illinois	1	21,707	2.0%	177	2.8%
North Carolina	1	8,659	0.8%	65	1.0%
Total	21	$1,103,248	100.0%	6,240	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

					Year
(in thousands)	For the Three Months Ended				Ended
	31-Mar-22	30-Jun-22	30-Sep-22	31-Dec-22	31-Dec-22
Tenant improvements	$1,877	$5,453	$6,813	$7,508	$21,651
Deferred leasing costs	3,032	1,327	2,053	1,152	7,564
Non-investment capex	5,065	6,736	9,289	9,074	30,164
	$9,974	$13,516	$18,155	$17,734	$59,379

	For the Three Months Ended				Year Ended
	31-Mar-21	30-Jun-21	30-Sep-21	31-Dec-21	31-Dec-21
Tenant improvements	$4,491	$4,277	$3,952	$1,881	$14,601
Deferred leasing costs	2,597	1,922	2,371	1,319	8,209
Non-investment capex	5,336	3,793	4,528	4,672	18,329
	$12,424	$9,992	$10,851	$7,872	$41,139

Square foot & leased percentages	December 31,	December 31,
	2022	2021
Owned or Operating Properties:
Number of properties	21	24
Square feet	6,239,530	6,911,225
Leased percentage	75.6%	78.4%

Managed Properties - Single Asset REITs (SARs):
Number of properties	1	2
Square feet	213,760	348,545

Total Owned or Operating and Managed Properties:
Number of properties	22	26
Square feet	6,453,290	7,259,770

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-22	Leased (2)	31-Dec-22	Leased (2)

1	FOREST PARK	Charlotte, NC	64,198	78.4%	78.4%	78.4%	78.4%
2	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
3	PARK TEN	Houston, TX	157,609	72.0%	72.0%	78.1%	76.1%
4	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
5	GREENWOOD PLAZA	Englewood, CO	196,236	66.3%	66.3%	66.3%	66.3%
6	ADDISON	Addison, TX	289,333	83.0%	83.0%	83.0%	83.0%
7	COLLINS CROSSING	Richardson, TX	300,887	96.1%	96.1%	96.1%	96.1%
8	INNSBROOK	Glen Allen, VA	298,183	47.8%	47.8%	47.8%	47.8%
9	LIBERTY PLAZA	Addison, TX	217,779	75.5%	75.9%	72.9%	74.7%
10	BLUE LAGOON	Miami, FL	213,182	98.5%	98.5%	98.5%	98.5%
11	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
12	121 SOUTH EIGHTH ST	Minneapolis, MN	298,121	88.6%	88.6%	85.2%	86.3%
13	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	77.7%	91.8%	91.8%
14	LEGACY TENNYSON CTR	Plano, TX	209,461	40.7%	40.7%	49.0%	46.2%
15	ONE LEGACY	Plano, TX	214,110	63.7%	63.7%	64.7%	64.7%
	909 DAVIS	Evanston, IL	—	93.3%	93.3%	(3)	(3)
16	WESTCHASE I & II	Houston, TX	629,025	64.2%	63.7%	63.5%	63.7%
17	1999 BROADWAY	Denver, CO	680,255	66.9%	66.9%	66.9%	66.9%
18	1001 17TH STREET	Denver, CO	657,816	70.1%	70.7%	70.2%	70.1%
19	PLAZA SEVEN	Minneapolis, MN	330,096	79.3%	79.7%	79.3%	79.3%
20	PERSHING PLAZA	Atlanta, GA	160,145	79.2%	78.5%	79.2%	79.2%
21	600 17TH STREET	Denver, CO	611,163	77.8%	77.8%	78.3%	78.0%
	OWNED PORTFOLIO		6,239,530	75.9%	75.8%	75.6%	75.9%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	Property was sold on December 28, 2022.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of December 31, 2022

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	4.0%
2	EOG Resources, Inc.	169,167	2.7%
3	US Government	168,573	2.7%
4	Lennar Homes, LLC	155,808	2.5%
5	Citicorp Credit Services, Inc	146,260	2.3%
6	Kaiser Foundation Health Plan	120,979	1.9%
7	Argo Data Resource Corporation	114,200	1.8%
8	Swift, Currie, McGhee & Hiers, LLP	101,296	1.6%
9	Deluxe Corporation	98,922	1.6%
10	Ping Identity Corp.	89,856	1.4%
11	Permian Resources Operating, LLC	67,856	1.1%
12	Bread Financial Payments, Inc.	67,274	1.1%
13	PricewaterhouseCoopers LLP	66,304	1.1%
14	Hall and Evans LLC	65,878	1.1%
15	Cyxtera Management, Inc.	61,826	1.0%
16	Precision Drilling (US) Corporation	59,569	1.0%
17	Schwegman, Lundberg & Woessner, P.A.	58,263	0.9%
18	EMC Corporation	57,100	0.9%
19	ID Software, LLC	57,100	0.9%
20	Olin Corporation	54,080	0.9%
	Total	2,028,710	32.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2022	2021	2022	2021
Net income (loss)	$(2,884)	$78,572	$1,094	$92,717
Impairment and loan loss reserve	2,380	—	4,237	—
Gain on sale of properties, net	(3,862)	(83,876)	(27,939)	(113,134)
Equity in income from non-consolidated REITs	—	—	—	(421)
FFO from non-consolidated REITs	—	—	—	421
Depreciation & amortization	14,773	16,169	63,689	78,509
NAREIT FFO	10,407	10,865	41,081	58,092
Lease Acquisition costs	56	90	262	387
Funds From Operations (FFO)	$10,463	$10,955	$41,343	$58,479

Funds From Operations (FFO)	$10,463	$10,955	$41,343	$58,479
Loss on extinguishment of debt	—	498	78	901
Reverse FFO from non-consolidated REITs	—	—	—	(421)
Distributions from non-consolidated REITs	—	—	—	421
Amortization of deferred financing costs	421	487	1,889	2,498
Shares issued as compensation	—	—	394	338
Straight-line rent	(1,831)	(827)	(5,895)	(4,017)
Tenant improvements	(7,508)	(1,881)	(21,651)	(14,601)
Leasing commissions	(1,152)	(1,319)	(7,564)	(8,209)
Non-investment capex	(9,074)	(4,672)	(30,164)	(18,329)
Adjusted Funds From Operations (AFFO)	$(8,681)	$3,241	$(21,570)	$17,060

Per Share Data
EPS	$(0.03)	$0.75	$0.01	$0.87
FFO	$0.10	$0.10	$0.40	$0.55
AFFO	$(0.08)	$0.03	$(0.21)	$0.16

Weighted average shares (basic and diluted)	103,236	105,098	103,338	106,667

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.  We exclude the FFO from any Sponsored REIT that is consolidated from the calculation of FFO.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses. We exclude the NOI from any Sponsored REIT that is consolidated from the calculation of NOI.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude our redevelopment properties.  We also exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Dec-22	30-Sep-22	(Dec)	Change
Region
East	362	$526	$391	$135	34.5%
MidWest	935	3,099	3,131	(32)	(1.0)%
South	2,797	7,896	5,902	1,994	33.8%
West	2,146	6,028	6,401	(373)	(5.8)%
Property NOI* from Operating Properties	6,240	17,549	15,825	1,724	10.9%
Dispositions and Redevelopment Properties (a)	-	666	1,842	(1,176)	(7.8)%
NOI*	6,240	$18,215	$17,667	$548	3.1%

Sequential Same Store		$17,549	$15,825	$1,724	10.9%

Less Nonrecurring
Items in NOI* (b)		818	494	324	(1.8)%

Comparative
Sequential Same Store		$16,731	$15,331	$1,400	9.1%

	Three Months Ended	Three Months Ended
Reconciliation to Net income (loss)	31-Dec-22	30-Sep-22
Net income (loss)	$(2,884)	$17,246
Add (deduct):
Loss on extinguishment of debt	—	78
Impairment and loan loss reserve	2,380	717
Gain on sale of properties, net	(3,862)	(24,077)
Management fee income	(295)	(274)
Depreciation and amortization	14,805	15,148
Amortization of above/below market leases	(30)	(34)
General and administrative	2,888	3,233
Interest expense	5,668	6,110
Interest income	(460)	(461)
Equity in (income) loss of non-consolidated REITs	—	—
Non-property specific items, net	5	(19)

NOI*	$18,215	$17,667

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized. We also include properties that have been placed in service, but that do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.